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                                    Delaware                        PAGE 1
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                                 The First State



I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "TURBODYNE TECHNOLOGIES INC.", A DELAWARE CORPORATION, WITH AND INTO "TURBODYNE NEVADA, INC." UNDER THE NAME OF "TURBODYNE TECHNOLOGIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEVADA, AS RECEIVED AND FILED IN THIS OFFICE THE ELEVENTH DAY OF SEPTEMBER, A.D. 2002, AT 6 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

















                              /s/  Harriet  Smith  Windsor
                              ----------------------------
                              Harriet  Smith  Windsor,  Secretary  of  State



3567839  8100M                         AUTHENTICATION:  1978748

020568711                                        DATE:  09-12-02


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STATE  OF  DELAWARE
SECRETARY  OF  STATE
DIVISION  OF  CORPORATIONS
FILED  06:00  PM  09/11/2002
020568711  -  2917939

                              CERTIFICATE OF MERGER

This Certificate of Merger is filed pursuant to Section 252(c) of the Delaware General Corporation Law with respect to the merger (the "Merger") of Turbodyne Technologies Inc., a Delaware corporation ("Turbodyne Delaware"), with Turbodyne Nevada, Inc., a Nevada corporation ("Turbodyne Nevada"), with Turbodyne Nevada to be renamed "Turbodyne Technologies, Inc." and to continue as the surviving corporation (the "Surviving Corporation").

1. NAME AND STATE OF JURISDICTION OF INCORPORATION OF EACH OF THE CONSTITUENT CORPORATIONS

The  constituent  parties  to  the  Merger  are:

     TURBODYNE  TECHNOLOGIES  INC.
     a  Delaware  corporation

     TURBODYNE  NEVADA,  INC.
     a  Nevada  corporation


2.   AGREEMENT  AND  PLAN  OF  MERGER

An agreement and plan of merger (the "Agreement and Plan of Merger") has been approved, adopted, certified, executed and acknowledged by each of Turbodyne Delaware and Turbodyne Nevada in accordance with Section 252(c) of the Delaware General Corporation Law.


3.   NAME  OF  SURVIVING  CORPORATION

The name of the Surviving Corporation will be:  TURBODYNE TECHNOLOGIES, INC.


4.   AMENDMENTS  IN  THE  ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

The Articles of Incorporation of Turbodyne Nevada will be amended on effectiveness of the Merger to change the name of Turbodyne Nevada to:

     TURBODYNE  TECHNOLOGIES,  INC.

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                                       2


5.   LOCATION  OF  EXECUTED  AGREEMENT  AND  PLAN  OF  MERGER

The executed Agreement and Plan of Merger is on file at the office of the Surviving Corporation at 6155 Carpinteria Avenue, Carpinteria, CA 93013.


6.   COPY  OF  THE  AGREEMENT  AND  PLAN  OF  MERGER


A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of either Turbodyne Delaware or Turbodyne Nevada.


7.   AGREEMENT  OF  SURVIVING  CORPORATION  AS  TO  SERVICE  OF  PROCESS

Turbodyne Technologies, Inc., as Surviving Corporation, hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Turbodyne Technologies Inc., a Delaware corporation, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceeding pursuant to Section 262 of the Delaware General Corporation Law, and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is as follows:

                          TURBODYNE TECHNOLOGIES, INC.
                             6155 Carpinteria Avenue
                             Carpinteria, CA  93013

This Certificate of Merger shall be effective upon filing with the Secretary of State of Delaware.

Dated  this  23rd  day  of  July,  2002.


TURBODYNE  TECHNOLOGIES,  INC.
by  its  authorized  signatory:

/s/  Daniel  Black
________________________
DANIEL  BLACK
President  and  Chief  Executive  Officer